                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            WORKFLOW MANAGEMENT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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


                        [WORKFLOW MANAGEMENT, INC. LOGO]



                               September 27, 2002



Dear Fellow Stockholders:


     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Workflow Management, Inc. (the "Company") to be held on Monday, October 28, 2002, at 9:30 a.m., Eastern Time, at the Hilton Palm Beach Airport Hotel, 150 Australian Avenue, West Palm Beach, Florida 33406. The accompanying Notice and Proxy Statement describe the items of business to be considered at the Annual Meeting. Please read these documents carefully.

     Specifically, you will be asked to consider and approve two items of business: (i) the election of ten directors, each of whom will serve a one-year term and until their successors are duly elected and qualified and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the 2003 fiscal year. The Board of Directors encourages you to read carefully the enclosed Proxy Statement and to VOTE FOR all the matters to be considered at the Annual Meeting.

     We hope you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign, and date the enclosed Proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.


                                   Sincerely,

                                   WORKFLOW MANAGEMENT, INC.



                                   /s/ Thomas B. D'Agostino, Sr.
                                   Thomas B. D'Agostino, Sr.
                                   Chairman of the Board,
                                   President and Chief Executive Officer

                            WORKFLOW MANAGEMENT, INC.
                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held October 28, 2002

To Our Stockholders:

     The 2002 Annual Meeting of Stockholders of Workflow Management, Inc. (the "Company") will be held on Monday, October 28, 2002, at 9:30 a.m., Eastern Time, at the Hilton Palm Beach Airport Hotel, 150 Australian Avenue, West Palm Beach, Florida 33406, for the following purposes:

     1. To consider and vote upon the election of ten directors to serve a one-year term and until their successors are duly elected and qualified.

     2. To consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the 2003 fiscal year.

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on September 12, 2002, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The Board of Directors of the Company recommends that stockholders vote FOR approval of each of the items indicated in 1. and 2. above.

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.


                                        By Order of the Board of Directors,


                                        /s/ Michael L. Schmickle
                                        Michael L. Schmickle
                                        Secretary

September 27, 2002

                                 PROXY STATEMENT

     This Proxy Statement and the enclosed proxy card ("Proxy") are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Workflow Management, Inc. (the "Company") to be voted at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, October 28, 2002, at 9:30 a.m., Eastern Time, at the Hilton Palm Beach Airport Hotel, 150 Australian Avenue, West Palm Beach, Florida 33406, and at any adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

     Only stockholders of record at the close of business on September 12, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. We intend to mail this Proxy Statement and the accompanying Proxy on or about September 27, 2002.

REVOCABILITY OF PROXY

     Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. If your Proxy is properly signed, received by the Company and not revoked by you, the shares to which it pertains will be voted at the Annual Meeting in accordance with your instructions. If a stockholder does not return a signed Proxy, his or her shares cannot be voted by proxy.

SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by the Company. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005-4495, to assist in the solicitation of Proxies and the counting of Proxies for a fee of approximately $3,500 plus out of pocket expenses. In addition to solicitation by mail, we will request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners of our common stock ("Common Stock" or "Company Common Stock") and to secure their voting instructions if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Officers and regular employees of the Company may solicit Proxies personally, by telephone or by telegram from some stockholders if Proxies are not received promptly, for which no additional compensation will be paid.

VOTING SHARES AND VOTE REQUIRED

     On the Record Date, the Company had 13,180,489 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting. Under the laws of Delaware, the Company's state of incorporation, shares present in person or represented by Proxy and entitled to vote are determinative of the outcome of the matter subject to vote. Directors are elected by a plurality of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of auditors. We will count abstentions, broker non-votes, and withheld votes in determining whether a quorum exists for the transaction of business at the Annual Meeting. Abstentions and withheld votes will be, but broker non-votes will not be, considered shares present in person or represented by proxy based on the Company's understanding of state law requirements and the Company's Certificate of Incorporation and Bylaws.

     All stockholder meeting proxies, ballots and tabulations that identify individual stockholders are kept secret and no such document shall be available for examination, nor shall the identity or the vote of any stockholder be disclosed except as may be necessary to meet legal requirements and the laws of Delaware. Votes will be counted and certified by the inspectors of election, Michael L. Schmickle and James E. Hurley, as required under Delaware law.

     Unless specified otherwise, Proxies will be voted (i) FOR the election of the ten nominees to serve as directors of the Company for a one-year term and until their successors are duly elected and qualified and (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the 2003 fiscal year. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of September 12, 2002, relating to the beneficial ownership of the Company's Common Stock by (i) each of the Company's director-nominees and named executive officers who own Common Stock, (ii) all of the Company's director-nominees and executive officers as a group, and (iii) any other person known by the Company to own beneficially 5% or more of the Company's Common Stock. For purposes of the table, a named executive officer is any individual for whom compensation information is provided in the "Summary Compensation Table" appearing elsewhere in this Proxy Statement, regardless of whether such person is currently employed by the Company. Except as otherwise set forth below, the Company is not aware of any person or group of affiliated persons who owns more than 5% of the Common Stock of the Company. All of the Company's director-nominees and named executive officers receive mail at the Company's principal executive offices at 240 Royal Palm Way, Palm Beach, Florida 33480.

                                   Number of Shares
Name of Beneficial Owner         Beneficially Owned(1)     Percent of Class(1)
-------------------------        ----------------------    -------------------
Directors
Thomas A. Brown, Sr.(2).........       97,890                      * %
Gus J. James, II(3).............       86,890                      *
Gerald F. Mahoney...............        1,000                      *
James J. Maiwurm(4).............       67,390                      *
Roger J. Pearson(5).............       68,556                      *
Peter S. Redding................         --                       --
F. Craig Wilson(6)..............       83,890                      *

Executive Officers
Thomas B. D'Agostino, Sr.(7)....    1,557,081                    10.84
Thomas B. D'Agostino, Jr.(8)....      338,840                     2.52
Steve R. Gibson(9)..............      355,607                     2.66
Michael L. Schmickle(10)........      168,105                     1.26
Claudia S. Amlie(11)............      205,343                     1.54

All Directors and Executive
  Officers as a Group
  (12 people)(12)...............    3,030,592                    19.83%

Benson & Associates LLC(13).....      718,000                     5.45
Dimensional Fund Advisors,
  Inc.(14)......................      685,100                     5.20
Jonathan J. Ledecky(15).........    1,345,495                     9.42

---------------
*    Less than 1% ownership
(1) The number of shares of Common Stock deemed outstanding as of September 12, 2002 includes (i) 13,180,489 shares of Common Stock outstanding, (ii) an aggregate of 30,606 warrants exercisable at a nominal cost, issued in connection with the repayment of our subordinated debt, and (iii) an aggregate of 3,170,647 shares issuable pursuant to options held by the respective person or group which are presently exercisable or which may be exercised within 60 days after September 12, 2002, as set forth below. Pursuant to the rules of the Securities and Exchange Commission, the subordinated debt warrants and presently exercisable options are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person or group.
(2) Includes 34,741 shares purchased with proceeds of an unsecured, full recourse loan granted by the Company pursuant to the Stock Loan Program
     (as defined below) and options to purchase 45,000 shares that are currently exercisable.
(3) Includes 34,741 shares purchased with proceeds of an unsecured, full recourse loan granted by the Company pursuant to the Stock Loan Program and options to purchase 45,000 shares that are currently exercisable.
(4)  Includes options to purchase 30,000 shares that are currently exercisable.
(5)  Includes options to purchase 45,000 shares that are currently exercisable.
(6) Includes 34,741 shares purchased with proceeds of an unsecured, full recourse loan granted by the Company pursuant to the Stock Loan Program and options to purchase 45,000 shares that are currently exercisable.
(7) Includes 324,545 shares purchased with proceeds of an unsecured, full recourse loan granted by the Company pursuant to the Stock Loan Program, options to purchase 1,150,630 shares that are currently exercisable and 30,606 subordinated debt warrants.
(8) Includes 83,033 shares purchased with proceeds of an unsecured, full recourse loan granted by the Company pursuant to the Stock Loan Program and options to purchase 246,875 shares that are currently exercisable.
(9) Includes 144,607 shares purchased with proceeds of an unsecured, full recourse loan granted by the Company pursuant to the Stock Loan Program and options to purchase 210,000 shares that are currently exercisable.
(10) Includes 33,211 shares purchased with proceeds of an unsecured, full recourse loan granted by the Company pursuant to the Stock Loan Program and options to purchase 131,247 shares that are currently exercisable.
(11) Includes 80,343 shares purchased with proceeds of an unsecured, full recourse loan granted by the Company pursuant to the Stock Loan Program and options to purchase 125,000 shares that are currently exercisable.
(12) Includes the information in the notes herein, as applicable. Reflects (i) 926,234 shares held of record of which 804,703 shares were purchased with proceeds of unsecured, full recourse loans granted by us pursuant to the Stock Loan Program, (ii) 30,606 subordinated debt warrants, and (iii) 2,073,752 shares subject to presently exercisable options.
(13) Based on the most recently filed Schedule 13G filed by the beneficial owner with the Securities and Exchange Commission.
(14) Based on the most recently filed Schedule 13G filed by the beneficial owner with the Securities and Exchange Commission.
(15) Includes options to purchase 1,096,895 shares that are currently exercisable which were granted to Mr. Ledecky in connection with his service as a former director and employee of Workflow.

                       PROPOSAL 1. ELECTION OF DIRECTORS

     All directors are elected for a one-year term and until their successors are duly elected and qualified. The persons nominated for election were selected by the existing Board of Directors. The Board of Directors recommends that the following ten nominees be elected as directors: Thomas A. Brown, Sr.; Thomas B. D'Agostino, Sr.; Thomas B. D'Agostino, Jr.; Steve R. Gibson; Gus J. James, II; Gerald F. Mahoney, James J. Maiwurm; Roger J. Pearson; Peter S. Redding, and F. Craig Wilson. Proxies received will be voted for the election of such nominees unless marked to the contrary. A stockholder who desires to withhold voting of the Proxy for all or one or more of the nominees may so indicate on the Proxy. All of the nominees except Messrs. Mahoney and Redding are currently members of the Board of Directors and all nominees have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event which is not anticipated, the Proxy will be voted for a substitute nominee to be designated by the Board of Directors, or the number of directors will be reduced. For information regarding the Company's Bylaw provisions that govern stockholder nominations of director candidates, see "Submission of Proposals and Other Matters Related to 2003 Annual Meeting" elsewhere in this Proxy Statement.

Names of Nominees and Committee Memberships

     The following table sets forth the name, age, date of first election to the Board of Directors and Committee membership information for each nominee:

                                Director     Audit    Compensation  Investment
          Name            Age    Since     Committee   Committee     Committee
          ----            ---   --------   ---------  ------------  -----------
Thomas A. Brown, Sr.       60   04/29/98       X           X
Thomas B. D'Agostino, Sr.  59   04/29/98                                 X
Thomas B. D'Agostino, Jr.  35   09/09/99                                 X
Steve R. Gibson            43   09/09/99                                 X
Gus J. James, II           63   04/29/98       X                         X
Gerald F. Mahoney          59      -
James J. Maiwurm           53   09/09/99                   X
Roger J. Pearson           56   07/28/98       X           X
Peter S. Redding           64      -
F. Craig Wilson            52   04/29/98                                 X

     The Audit Committee is empowered by the Board of Directors to, among other things, recommend the firm to be employed by the Company as its independent auditor and to consult with such auditor regarding audits and the adequacy of internal accounting controls and financial management practices. The Audit Committee held three meetings in the Company's fiscal year ended April 30, 2002 ("Fiscal 2002"). Mr. Pearson serves as the Chairman of the Audit Committee.

     The Compensation Committee is empowered by the Board of Directors to (i) approve the salaries, bonuses, if any, and benefits for executive officers, (ii) determine the persons to whom stock options are granted, if any, the number of shares subject to options and the appropriate vesting schedule, and (iii) review and approve employee benefit plans. The Compensation Committee also recommends to the Company's Board of Directors the compensation to be paid directors. The Compensation Committee held three meetings in Fiscal 2002. Mr. Brown serves as the Chairman of the Compensation Committee.

     The Investment Committee reviews all of the Company's proposed acquisitions and is empowered by the Board of Directors to approve acquisitions with a purchase price of up to $10,000,000. The Investment Committee also reviews and recommends to the Company's Board of Directors other investments made by the Company. The Investment Committee held one meeting in Fiscal 2002. Mr. James serves as the Chairman of the Investment Committee.

     The Nominating Committee may nominate persons to serve on the Company's Board of Directors to be elected by stockholders at the Annual Meeting. The Nominating Committee is currently comprised of Messrs. D'Agostino, Sr. and James. Although the Nominating Committee did meet one time during Fiscal 2002 to select the director-nominees for the Company's 2001 Annual Meeting, the full Board of Directors, and not the Nominating Committee met to discuss the nomination of persons to serve on the Company's Board of Directors to be elected by the stockholders at the 2002 Annual Meeting. The Nominating Committee will consider nominees recommended by stockholders, subject to the Company's Bylaw provisions that govern stockholder nominations of Directors. Mr. D'Agostino, Sr. serves as the Chairman of the Nominating Committee. See "Submission of Proposals and Other Matters Related to 2003 Annual Meeting" elsewhere in this Proxy Statement.

     During Fiscal 2002, the Board of Directors formed a Special Committee comprised of independent members of the Board of Directors. The Special Committee is empowered to actively consider various restructuring and other strategic and financial alternatives. The Special Committee met eight times during Fiscal 2002. Mr. Maiwurm serves as the Chairman of the Special Committee.

Background and Experience

     The following information relates to the business background of the ten director-nominees. There is no arrangement or understanding between any director-nominees and any other person pursuant to which a director-nominee was selected. Thomas B. D'Agostino, Jr. is the son of Thomas B. D'Agostino, Sr. There are no other family relationships among any of the other director-nominees.

     Thomas A. Brown, Sr. served as the Vice
President-Purchasing/Sourcing/Logistics of Pfizer, Inc., a large pharmaceutical company, from May 1996 until January 2001. Mr. Brown has been retired since January 2001. From June 1991 until May 1996, Mr. Brown was Vice
President-Procurement of Aetna, Inc., a national insurance company.

     Thomas B. D'Agostino, Sr. has served as Chairman of the Board of the Company since February 1998. He has simultaneously served as the Company's President and Chief Executive Officer for the greater part of his tenure as Chairman of the Board of the Company and he currently serves in this role. Mr. D'Agostino, Sr. was President of SFI Corp. ("SFI Corp."), an office consumables distribution company and predecessor of SFI of Delaware, LLC ("SFI"), a principal subsidiary of the Company, and SFI Corp.'s predecessor company, Forms & Peripherals, Inc., from 1972 until 1998. He was appointed President of U.S. Office Products Company's Print Management Division in January 1997 when U.S. Office Products Company acquired SFI. The Company was spun-off from U.S. Office Products Company on June 9, 1998.

     Thomas B. D'Agostino, Jr. has served as President and Chief Operating Officer of the Company's Workflow Solutions Division since December 1998. He has also served as President and Chief Executive Officer of the Company's iGetSmart.com, Inc. subsidiary since August 1999. Mr. D'Agostino, Jr. also served briefly as the Company's Co-President during Fiscal 2001. He served as President of SFI from 1998 to December 1999 and as Vice President of Sales of SFI from 1997 until 1998. From 1995 to 1997, he served as President of Hano Document Printers, Inc. ("Hano"), a business forms manufacturing company and former subsidiary of the Company.

     Steve R. Gibson was appointed President of the Company's Workflow Printing Division on May 1, 2001. Prior to such appointment, Mr. Gibson had served the Company at various times since April 1998 in the capacities of President, Chief Executive Officer, Co-President, Executive Vice President and Chief Financial Officer. From February 1997 until April 1998, Mr. Gibson was President of Cortez Financial Services, Inc., an investment banking company. From May 1985 until February 1997, he was employed in various positions at NationsBank Corporation, a predecessor to Bank of America, ultimately serving as Senior Vice President. Mr. Gibson is currently a director of Cortez III Service Corporation, an ESOP-owned government services provider ("Cortez III"), and serves as Chairman of its Compensation Committee. See "Compensation Committee Interlocks and Insider Participation."

     Gus J. James, II is the President, Chairman and shareholder of the law firm of Kaufman & Canoles in Norfolk, Virginia. Mr. James has practiced law with Kaufman & Canoles since 1967. See "Certain Relationships and Related Transactions."

     Gerald F. Mahoney currently serves as the Chairman of Saddle River Capital, a private equity investment firm and as Chairman of International Filing Company a manufacturer of filing products. Mr. Mahoney is a founder, and from 1994 until 2001 served as the Chairman, Chief Executive Officer and as a member of the board of directors of Mail-Well, Inc., a New York Stock Exchange Company and one of the largest commercial printers in North America. From 1991 to 1994, Mr. Mahoney served as the President and Chief Executive Officer of Pavey Envelope, a predecessor to Mail-Well. Prior to his service with Pavey, Mr. Mahoney served as a general manager and/or financial officer with a variety of companies including Saddle River Capital, Transkrit Corporation, Polychrome Corporation and Bairnco Corporation.

     James J. Maiwurm is the Managing Partner - Washington, D.C. Area of Squire, Sanders & Dempsey L.L.P. From April 1999 to December 2000, Mr. Maiwurm was President and Chief Executive Officer of Kaiser Group International, Inc., an international engineering and construction management company ("Kaiser"). Kaiser was reorganized under Chapter 11 of the U.S. Bankruptcy Code in 2000. He has been Chairman of the Board of Directors of Kaiser and its successor, Kaiser Group Holdings, Inc., since June 1999. From August 1998 until he was elected as Kaiser's President and Chief Executive Officer, Mr. Maiwurm was a partner of the law firm of Squire, Sanders & Dempsey L.L.P. in Washington, D.C. Prior to August 1998, he was a partner of the law firm of Crowell & Moring LLP in Washington, D.C. Mr. Maiwurm is a member of the Board of Managers of Kaiser-Hill Company, LLC, Denver, Colorado, a contractor with the U.S. Department of Energy; a director of Cortez III; and a member of the Board of Trustees of Davis Memorial Goodwill Industries, Washington, D.C., a non-profit entity.

     Roger J. Pearson has been engaged in the practice of law in Stamford, Connecticut, since 1978. Mr. Pearson has been an attorney-at-law since 1971. He is a director of Southern Union Company, a natural gas distribution company, having served as a past chairman of such company's Audit Committee and presently serving as chairman of the Human Resources Committee and member of the Long Term Stock Incentive Plan Committee. Mr. Pearson also served as First Selectman of the Town of Greenwich, Connecticut from 1983 until 1985.

     Peter S. Redding retired at the end of 2000 after serving over 38 years with Standard Register Company, where he held a variety of positions the latest of which was President and Chief Executive Officer. Mr. Redding currently serves on the board of directors of Owens and Minor Company in Richmond, Virginia, where he serves as a member of the Audit, Compensation and Strategic Planning Committees, and Projects Unlimited, a privately-held company in Dayton, Ohio.

     F. Craig Wilson has served as Chief Executive Officer and Chairman of the Board of Cortez III since March 1997. Cortez III provides logistics and technical services to various governmental agencies. Mr. Wilson also serves as President of EC III, Inc., a joint venture of Cortez III, and EG&G Inc. From 1993 to 1997, Mr. Wilson was Chief Operating Officer of Cortez III. See "Compensation Committee Interlocks and Insider Participation."

     Directors are elected for a one-year term and hold office until their successors have been elected and qualified or until such director's earlier resignation or removal.

Board Meetings

     The business of the Company is managed under the direction of the Board of Directors (the "Board"). The Board meets at least quarterly to review significant developments affecting the Company and to act on matters requiring approval by the Board. The Board held seven meetings in Fiscal 2002. During such period, each member of the Board participated in at least 75% of all meetings of the Board and at least 75% of all applicable committee meetings.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

     The following table presents an overview of executive compensation paid by the Company and its subsidiaries during Fiscal 2002 and the Company's fiscal years ended April 30, 2001 ("Fiscal 2001") and April 30, 2000 ("Fiscal 2000") to the Company's Chief Executive Officer and its four other most highly compensated executive officers (the "Named Executive Officers").

                           Summary Compensation Table


                                                      Annual Compensation                      Long Term Compensation
                                        Fiscal                          Other Annual        Securities           All Other
  Name and principal position            Year    Salary ($)  Bonus ($) Compensation ($)  Underlying Options    Compensation ($)
  ---------------------------
Thomas B. D'Agostino, Sr.                2002    531,154           --        --                 --             15,745(1)
  President, Chairman of the Board and   2001    519,231      450,000        --                 --             13,729(2)
  Chief Executive Officer                2000    471,154      500,000        --            200,000(3)          11,173(4)

Thomas B. D'Agostino, Jr.                2002    345,262           --        --                 --              9,530(5)
  Executive Vice President and           2001    359,804      292,500        --                 --              7,791(6)
  President of Workflow Solutions        2000    250,000      250,000    75,839(7)              --              4,061(8)
  Division

Steve R. Gibson                          2002    345,250           --        --                 --             12,357(9)
  Executive Vice President and           2001    337,500      292,500        --                 --             10,280(10)
  President of Workflow Printing         2000    256,911      266,000        --            235,000(11)        161,753(12)
  Division

Michael L. Schmickle                     2002    180,592           --        --                 --             16,233(13)
  Executive Vice President, Chief        2001    176,538      153,000        --             50,000             12,989(14)
  Financial Officer, Treasurer and       2000    128,461      140,000        --             50,000(15)          9,634(16)
  Secretary

Claudia S. Amlie                         2002     17,446            --       --                 --            272,674(17)
  former Executive Vice President,       2001    145,384      126,000        --             50,000             12,811(18)
  Chief Administrative Officer,          2000    145,385      140,000        --             50,000(19)          8,947(20)
  General Counsel and Secretary (21)

-----
(1) Includes $14,522 of insurance premiums and $1,223 of 401(k) plan contributions paid by the Company on Mr. D'Agostino, Sr.'s behalf.
(2) Includes $12,575 of insurance premiums and $1,154 of 401(k) plan contributions paid by the Company on Mr. D'Agostino, Sr.'s behalf.
(3)  These options were canceled effective October 20, 2000.
(4) Includes $10,106 of insurance premiums and $1,067 of 401(k) plan contributions paid by the Company on Mr. D'Agostino, Sr.'s behalf.
(5) Includes $7,330 of insurance premiums and $2,200 of 401(k) plan contributions paid by the Company on Mr. D'Agostino, Jr.'s behalf.
(6) Includes $4,827 of insurance premiums and $2,964 of 401(k) plan contributions paid by the Company on Mr. D'Agostino, Jr.'s behalf.
(7) Represents value of an automobile purchased by the Company for Mr. D'Agostino, Jr.
(8) Includes $3,340 of insurance premiums and $721 of 401(k) plan contributions paid by the Company on Mr. D'Agostino, Jr.'s behalf.
(9) Includes $9,642 of insurance premiums and $2,715 of 401(k) plan contributions paid by the Company on Mr. Gibson's behalf.

(10) Includes $7,451 of insurance premiums and $2,829 of 401(k) plan contributions paid by the Company on Mr. Gibson's behalf.
(11) 200,000 of these options were canceled effective October 20, 2000.
(12) Includes $7,154 of insurance premiums and $1,927 of 401(k) plan contributions paid by the Company on Mr. Gibson's behalf. Also includes a one-time relocation payment of $152,672.
(13) Includes $15,084 of insurance premiums and $1,149 of 401(k) plan contributions paid by the Company on Mr. Schmickle's behalf.
(14) Includes $11,299 of insurance premiums and $1,690 of 401(k) plan contributions paid by the Company on Mr. Schmickle's behalf.
(15) These options were canceled effective January 5, 2001.
(16) Includes $9,005 of insurance premiums and $629 of 401(k) plan contributions paid by the Company on Mr. Schmickle's behalf.
(17) Includes $12,589 of insurance premiums and $746 of 401(k) plan contributions paid by the Company on Ms. Amlie's behalf. Also includes $229,215 in cash and $30,124 representing the fair market value of an automobile, both of which were paid by us as severance to Ms. Amlie.
(18) Includes $11,761 of insurance premiums and $1,050 of 401(k) plan contributions paid by the Company on Ms. Amlie's behalf.
(19) These options were canceled effective January 5, 2001.
(20) Includes $8,301 of insurance premiums and $646 of 401(k) plan contributions paid by the Company on Ms. Amlie's behalf.
(21) Ms. Amlie resigned from her employment with the Company effective
     May 25, 2001.

Stock Incentive Plan and Stock Option Awards

     The Workflow Management, Inc. 1998 Stock Incentive Plan (the "Incentive Plan") was adopted on June 8, 1998 by U.S. Office Products Company ("USOP"), the Company's sole stockholder at the time, prior to USOP's distribution to its stockholders of all of USOP's shares of the Company's Common Stock on June 9, 1998 (the "Distribution"). The Incentive Plan provides for the issuance of stock options, stock appreciation rights, restricted stock and other stock-based awards to non-employee directors, consultants and key employees of the Company and its subsidiaries. The purpose of the Incentive Plan is to promote the long-term growth and profitability of the Company by providing employees and non-employee directors with incentives to improve stockholder value and contribute to the growth and financial success of the Company, and by enabling the Company to attract, retain and reward highly motivated and qualified employees. The maximum number of shares of Company Common Stock that may be issued with respect to awards granted under the Incentive Plan is 4,392,894, which equaled 30% of the outstanding Common Stock following the Distribution. The maximum number of shares that may be issued with respect to awards granted under the Incentive Plan to an individual in a calendar year may not exceed 1,500,000 shares.

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Incentive Plan authorizes the Compensation Committee to make all awards. The Compensation Committee determines the prices, vesting schedules, expiration dates and other material conditions under which such awards may be exercised. No stock options, restricted stock, stock appreciation rights, or other stock-based awards were awarded to any of the Named Executive Officers during Fiscal 2002.

     The table below sets forth information for each Named Executive Officer concerning the value of unexercised stock options at the end of Fiscal 2002. No Named Executive Officer exercised any stock options in Fiscal 2002.

                       Value of Options at April 30, 2002


                                 Number of Securities
                            Underlying Unexercised Options      Value of Unexercised In-The-Money
                                 At Fiscal Year-End               Options at Fiscal Year-End(1)
                            ------------------------------     ----------------------------------
Name                        Exercisable      Unexercisable     Exercisable          Unexercisable
                            -----------      -------------     -----------          -------------
Thomas B. D'Agostino, Sr     1,150,630             --              --                    --
Thomas B. D'Agostino, Jr.      246,875             --              --                    --
Steve R. Gibson                210,000             --              --                    --
Michael L. Schmickle           114,580         33,334              --                    --
Claudia S. Amlie               125,000             --              --                    --

-----
(1) Under Securities and Exchange Commission rules, an option is only considered in-the-money, for purposes of the chart, if the per share exercise price is less than $3.88, the last reported sales price of our stock on the Nasdaq National Market on April 30, 2002. None of the stock options held by the Named Executive Officers are exercisable for less than $3.88 per share.

Retirement Savings Plan

     All of the Named Executive Officers and other eligible employees of the Company are eligible to participate in the Company's 401(k) Plan ("401(k) Plan"). The 401(k) Plan permits employees to contribute to the 401(k) Plan through voluntary payroll savings on a pretax basis. These contributions are matched by the Company in an amount equal to 25% of payroll savings contributions made by employees, up to 6% of an employee's total compensation. The Company's matching contributions vest over a period of five years after a participant's date of hire, at the rate of 25% after two years, 50% after three years, 75% after four years, and 100% after five years.

Stock Loan Programs

     During September 1998, pursuant to a program approved by the Board of Directors, the Company extended loans to certain of its key employees, including its executive officers, to finance the purchase by such persons of shares of Company Common Stock on the open market (the "1998 Stock Loan Program"). The 1998 Stock Loan Program loans are evidenced by unsecured, full recourse promissory notes bearing interest at 6.75% per annum. In Fiscal 2001, the Company extended additional loans to certain of its key employees, including its executive officers and certain non-employee Directors, to finance the purchase by such persons of shares of Company Common Stock on the open market (the "2000 Stock Loan Program;" the 2000 Stock Loan Program and 1998 Stock Loan Program collectively, the "Stock Loan Program"). The 2000 Stock Loan Program loans are evidenced by unsecured, full recourse promissory notes bearing interest at 8.0% per annum. Except for the note due from Ms. Amlie, the notes in connection with the Stock Loan Program currently provide for forgiveness of all outstanding principal and accrued interest in the event of a change of control of the Company prior to January 2, 2003. All principal and accrued interest under the loans is due and payable on January 2, 2003, except for the note due from Ms. Amlie which is due and payable on February 1, 2003. As of April 30, 2002, the aggregate outstanding balance of principal and accrued interest on the Stock Loan Program loans to the Company's Named Executive Officers was as follows: Mr. D'Agostino, Sr., $2,176,370; Mr. Gibson, $963,586; Mr. D'Agostino, Jr., $527,366; Mr. Schmickle, $210,977; and Ms. Amlie, $559,865.

Compensation of Directors

     Directors who are also employees of the Company do not receive any extra compensation for attendance at Board or Committee meetings. During Fiscal 2001, the Board of Directors approved the Company's provision of lifetime health insurance coverage for all Board members and their dependents who elect to accept such coverage (the "Director Health Benefit Program"). In Fiscal 2002, the Company made payments on behalf of certain Directors in connection with the Director Health Benefit Program, as follows: Mr. Brown, $7,531 and Mr. Pearson, $12,372. The Company's non-employee Directors are given the option to receive compensation for their services on the Board of Directors in the form of a stock grant of $20,000 worth of the Company's Common Stock and a cash payment of $8,000 as reimbursement for income taxes paid or payable in connection with such grant for each calendar year of service or, alternatively, they may borrow up to $200,000 pursuant to the 2000 Stock Loan Program with all interest accruing on such loans to be paid by the Company. The majority of the Company's non-employee Directors have elected to participate in the 2000 Stock Loan Program rather than electing to receive the stock grant and tax reimbursement. As of April 30, 2002, the outstanding balance of principal on such loans to the Company's non-employee Directors was as follows: Mr. Brown, $199,992; Mr. James, $199,992; Mr. Maiwurm, $199,992; and Mr. Wilson, $199,992. In September of 2002, Mr. Maiwurm paid in full all amounts he owed to the Company pursuant to the 2000 Stock Loan Program. During Fiscal 2002, cash compensation for the Company's outside directors for committee service ranged from $2,500 to $26,000.

Executive Officer Employment and Severance Agreements

     The Company entered into an Employment Agreement with Thomas B. D'Agostino, Sr., dated April 30, 2000, as amended May 1, 2001, pursuant to which Mr. D'Agostino, Sr. serves as the President, Chairman of the Board and Chief Executive Officer of the Company (the "D'Agostino, Sr. Employment Agreement"). The term of the D'Agostino, Sr. Employment Agreement is four years, commencing April 30, 2000. Under the terms of the D'Agostino, Sr. Employment Agreement, Mr. D'Agostino, Sr. receives a current annual base salary of $530,000, and he is eligible to receive up to 100% of his base salary in bonus compensation which is payable in cash, stock options or other non-cash awards, as determined by the Compensation Committee based on specified performance criteria. He is also eligible to receive bonus compensation in excess of 100% of his base salary for extraordinary performance and exceptional Company results, as determined by the Compensation Committee, which is payable in cash, stock options or other non-cash awards. In the event that his employment is terminated without cause, Mr. D'Agostino, Sr. is entitled to receive his base salary and benefits for the longer of (i) six months from the date of termination or (ii) the remaining time under the term of the employment agreement. If Mr. D'Agostino, Sr. terminates his employment following (a) a material breach by the Company under the D'Agostino, Sr. Employment Agreement, or (b) his refusal to be relocated to another geographic location other than his current residence ("Termination for Good Reason"), he will be entitled to receive his base salary and benefits for the lesser of (i) six months from the date of termination or (ii) the remaining time under the term of the employment agreement. Following the expiration of the D'Agostino, Sr. Employment Agreement, a termination without cause or a Termination for Good Reason, Mr. D'Agostino, Sr. shall have the option to enter into a five-year consulting agreement with the Company, pursuant to which he shall render advisory services to the Company's Chief Executive Officer at an annual salary of $250,000 and continue to be an employee of the Company, subject to a non-competition covenant. The D'Agostino, Sr. Employment Agreement also contains a non-competition covenant which prohibits Mr. D'Agostino, Sr. from engaging in certain activities during the term of the employment agreement and for the longer of (i) a period of one year thereafter or (ii) as long as Mr. D'Agostino, Sr. continues to receive severance payments from the Company.

     Thomas B. D'Agostino, Jr. entered into an Employment Agreement with the Company and its iGetSmart.com subsidiary, on March 20, 2000, as amended May 1, 2001, pursuant to which Mr. D'Agostino, Jr. serves as the President of the Company's Workflow Solutions Division and President and Chief Executive Officer of iGetSmart.com (the "D'Agostino, Jr. Employment Agreement"). Steve R. Gibson entered into an Employment Agreement with the Company on April 30, 2000, as amended May 1, 2001, pursuant to which Mr. Gibson serves as the President of the Company's Workflow Printing Division (the "Gibson Employment Agreement"). The D'Agostino, Jr. Employment Agreement and the Gibson Employment Agreement each include: (i) an initial term of four years, commencing March 20, 2000 and April 30, 2000, respectively; (ii) a current annual base salary of $344,500; (iii) eligibility for up to 100% of base salary in bonus compensation, which is payable in cash, stock options or other non-cash awards, as determined by the Compensation Committee based on specified performance criteria; (iv) eligibility to receive bonus compensation in excess of 100% of base salary for extraordinary performance and exceptional Company results, as determined by the Compensation Committee, which is payable in cash, stock options or other non-cash awards; (v) in the event of a termination by the Company without cause, the right to receive base salary and benefits under the same terms as the D'Agostino, Sr. Employment Agreement; (vi) in the event of a Termination for Good Reason, the right to receive base salary and benefits as provided in the D'Agostino, Sr. Employment Agreement; and (vii) a non-competition covenant identical to the non-competition covenant in the D'Agostino, Sr. Employment Agreement.

     The Company has also entered into an Employment Agreement with Michael L. Schmickle, dated May 1, 2001, pursuant to which Mr. Schmickle serves as the Executive Vice President, Chief Financial Officer and Secretary of the Company (the "Schmickle Employment Agreement"). The general terms of the Schmickle Employment Agreement are as follows: (i) an initial term of two years; (ii) a current base salary of $180,200; (iii) eligibility to receive up to 100% of his base salary in bonus compensation, payable in cash, stock options or non-cash awards, as determined by the Compensation Committee based on specified performance criteria; (iv) eligibility to receive bonus compensation in excess of 100% of his base salary for extraordinary performance and exceptional Company results, as determined by the Compensation Committee, which is payable in cash, stock options or other non-cash awards; (v) a non-competition covenant identical to the non-competition covenant in the D'Agostino, Sr. Employment Agreement;
(vi) severance payments upon termination without cause under the same terms as the D'Agostino, Sr. Employment Agreement; and (vii) severance payments upon Termination for Good Reason under identical terms as the D'Agostino, Sr. Employment Agreement.

     In connection with a restructuring of the Company's management operations, the Company has also entered into a Severance Agreement which terminated the employment agreement and change-in-control agreement of Claudia S. Amlie, former Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of the Company (the "Amlie Severance Agreement"). The Amlie Severance Agreement, dated April 30, 2001, has the following terms and conditions: (i) waiver and release of the Company from any and all claims; (ii) non-disclosure of the Company's confidential information; (iii) agreement to cooperate with the Company after termination; (iv) negative covenant prohibiting the former executive from making statements concerning the Company which could harm the Company's business interests; (v) survival of key provisions from the terminated employment agreement of Ms. Amlie; (vi) bi-weekly severance payments for a one-year period, in the aggregate amount of $222,600; (vii) continuation of health and dental benefits for 18 months after termination pursuant to COBRA with reimbursement from the Company for Ms. Amlie's share of the premiums;
(viii) continuation of life insurance benefits for 18 months after termination;
(ix) full vesting of her 125,000 existing options to purchase Company common stock and an extension of the exercise period until November 25, 2002; (x) extension of the maturity dates on Ms. Amlie's $526,361 Executive Stock Loans until February 1, 2003, including forgiveness of all amounts outstanding in the event of a change-of-control of the Company on or before May 25, 2002; (xi) transfer to Ms. Amlie of title to a Company automobile with an estimated value of $30,124; and (xii) agreement that Ms. Amlie shall provide consulting services to the Company as requested upon terms and conditions mutually agreed to by Ms. Amlie and the Company.

Compensation Committee Interlocks and Insider Participation

     Mr. Peter J. Pakuris and Mr. Roger J. Pearson served as members of the Compensation Committee of the Company's Board of Directors for a portion of Fiscal 2002, and Mr. Thomas A. Brown, Sr. and Mr. James J. Maiwurm served as members of this committee during all of Fiscal 2002. None of such persons is an officer or employee, or former officer or employee, of the Company or any of its subsidiaries.

     During Fiscal 2002, an interlocking relationship existed and continues to exist, between a member of the Company's Board of Directors and the compensation committee of Cortez III. F. Craig Wilson, a Director of the Company, is President, Chief Executive Officer and a member of the Board of Directors of Cortez III. The interlocking relationship has existed since July 20, 2000, when Steve R. Gibson, a Director and executive officer of the Company, was appointed to the Cortez III Board of Directors and elected Chairman of its Compensation Committee, in connection with a cash investment by the Company in Cortez III in return for Cortez III common stock. James J. Maiwurm, a Director of the Company, has also served on the Cortez III Board of Directors since July 20, 2000.

Compensation Committee Report on Executive Compensation

     This report describes the Company's executive officer compensation philosophy, the components of the compensation program, and the manner in which the compensation determinations for Fiscal 2002 were made for the Company's President and Chief Executive Officer, Thomas B. D'Agostino, Sr., and the Company's other executive officers (collectively with Mr. D'Agostino, Sr., the "Executive Officers").

     In addition to the information set forth above under "Executive Compensation," the Compensation Committee (the "Committee") is required to provide stockholders a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting the Company's Executive Officers. In fulfillment of this requirement, the Committee, at the direction of the Company's Board of Directors, has prepared the following report for inclusion in this Proxy Statement. None of the members of the Committee are executive officers or employees of the Company.

Compensation Philosophy; Compensation Study

     The compensation of the Company's Executive Officers is designed to attract, retain, motivate and reward qualified, dedicated executives, and to directly link compensation with (i) the Executive Officer's previous and anticipated performance, (ii) the contributions and responsibilities of the Executive Officer to the Company and (iii) the Company's cash flow and profitability, taking into account market conditions and the performance of competitors.

     For the past several years, the Company's compensation philosophy has been embedded in employment agreements for Executive Officers that contemplate a base compensation level and a bonus opportunity based on performance metrics determined annually. The Company's current executive employment agreements, as well as aspects of its current management structure, were formulated several years ago in anticipation of a possible public spin-off of the Company's iGetSmart operations. Due principally to market conditions, that anticipated spin-off did not - and is now not likely to - take place. As a result of changed expectations in this regard, the recent activities of the Special Committee of the Board, and ongoing discussions concerning the stabilization of the Company's lending relationships, the Committee is reevaluating the Company's management structure, compensation philosophy and executive employment agreements.

     In connection with this reevaluation, the Committee has retained an independent executive compensation consulting firm to perform a comprehensive evaluation of the Company's practices in compensating its Executive Officers and Directors (the "Compensation Review"). Based on the conclusions and recommendations contained in the Compensation Review, the Committee will recommend revision of the compensation practices of the Company in compensating its Executive Officers.

     During Fiscal 2002 the principal components of an Executive Officer's compensation package were a base salary at a stated annual rate and certain other benefits. No discretionary cash bonuses or stock option awards under the Company's 1998 Stock Incentive Plan were awarded to Executive Officers in Fiscal 2002.

     The Committee is aware that the Company has a significant existing stock option "overhang". The Committee has reacted to this situation by not granting additional Executive Officer or Board stock options since March of 2001. However, the Committee is concerned that, because nearly all outstanding stock options are significantly "under water", the outstanding options are not serving their purpose at a time when it is essential that management interests be aligned with those of stockholders. It is possible that, as a result of the Compensation Review referred to above, the Committee will recommend to the Board that changes be made in the Company's executive compensation structure, including existing employment agreements, base compensation levels, bonus criteria and levels, and equity-oriented incentives.

Bonus Program

     As noted above, in Fiscal 2002 the Company did not award any cash bonuses to Executive Officers. In determining cash bonuses in the past, several of the financial performance factors considered by the Committee have included growth of net earnings per share of the Company (with and without extraordinary items), improvement in the Company's operating margin, and increase in the Company's revenues. These factors, among others, are set forth in each Executive Officer's employment agreement as criteria for bonuses. The Committee has also considered other factors, such as the current economic environment, the Company's financial accomplishments compared to its industry competitors and significant non-financial accomplishments of the Company. The Committee has also reviewed the Executive Officer's individual contributions to the Company's acquisition and internal growth strategies, as well as such officer's performance in view of his or her duties and responsibilities.

     As a result of the Compensation Review referred to above, the Committee plans to review (and revise as necessary) the criteria under which Executive Officers may be awarded cash bonuses. Bonus criteria for Fiscal 2003 will not be established until the Compensation Review is completed. Such criteria may be affected by the results of the activities of the Special Committee and ongoing discussions with the Company's lenders.

1998 Stock Incentive Plan

     The Board and the Compensation Committee strive to compensate key employees of the Company in a manner that aligns closely the interests of such key employees with the interests of the Company's stockholders. In furtherance of this goal, the Compensation Committee has awarded stock options to the Executive Officers under the Company's Stock Incentive Plan in prior fiscal years. The purpose of the Incentive Plan is to support the business goals of the Company and to attract, retain and motivate management officials of high caliber by providing incentives that will, through the award of options to acquire the Company's Common Stock, associate more closely the interests of Executive Officers and key employees of the Company with the interests of the Company's stockholders. The Compensation Committee did not award any stock options to Executive Officers during Fiscal 2002 and has not awarded any stock options to executives since March of 2001. See "Stock Incentive Plan and Stock Option

Awards" above. As explained above, the Committee will review (and revise as necessary) the criteria under which Executive Officers may be awarded stock options under the Company's Stock Incentive Plan in the future utilizing the conclusions and recommendations contained in the Compensation Review.

Compensation of the Chief Executive Officer

     In May, 2001, Mr. D'Agostino, Sr.'s base salary was increased by $30,000 to $530,000. Mr. D'Agostino, Sr. did not receive a cash incentive bonus during Fiscal 2002 and his salary was not increased for fiscal 2003. The Committee reviews the salaries of chief executive officers in the Company's peer group in adjusting Mr. D'Agostino, Sr.'s base compensation under his employment agreement.

                                o    Thomas A. Brown, Sr.
                                o    James J. Maiwurm
                                o    Roger Pearson

     THE PRECEDING "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" AND THE STOCK PERFORMANCE GRAPH AND AUDIT COMMITTEE REPORT BELOW SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

Company Stock Price Performance

     The following graph shows a comparison of cumulative total stockholder returns for (i) the Company, (ii) the Russell 2000 Index, and (iii) certain SIC Code Indices pertaining to the Company's commercial printing operations for the period beginning June 10, 1998 and ending April 30, 2002. Prior to June 10, 1998, there was no public market for the Common Stock. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the Russell 2000 Index, and the SIC Code Indices, including reinvestment of dividends.

                        COMPARE CUMULATIVE TOTAL RETURN
                        AMONG WORKFLOW MANAGEMENT, INC.
                    RUSSELL 2000 INDEX AND SIC CODE INDICES


                              [Graph appears here]


                                           Return    Return    Return    Return
                                 6/10/98  04/24/99  04/30/00  04/30/01  04/30/02
    ----------------------------------------------------------------------------
    Workflow Management, Inc.    100.00    120.83    155.56    76.00     43.11
    -------------------------    ------    ------    ------   ------    ------
    Russell 2000 Index           100.00     77.07    61.86     60.20     76.63
    -------------------------    ------    ------    ------   ------    ------
    SIC Code 2752 Index          100.00     95.24    111.34   106.61    112.17
    -------------------------    ------    ------    ------   ------    ------
    SIC Code 2761 Index          100.00     89.55    64.47     89.07    160.62
    -------------------------    ------    ------    ------   ------    ------

Audit Committee Report

     The Audit Committee of the Board of Directors is composed of three non-employee directors and generally holds regularly scheduled meetings preceding the first meeting of the Board each quarter. Under Nasdaq listing standards, the Company's Audit Committee must have at least three members. All of the Company's Audit Committee Members are "independent" directors as the term independent is defined by Nasdaq. The Committee held three meetings during Fiscal 2002. The responsibilities of the Committee are set forth in its Charter, which is reviewed and amended periodically, as appropriate.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Committee has also considered whether the provision of non-audit related services by the independent auditors is compatible with maintaining the independence of such independent auditors. The Committee discussed with the Company's internal and independent auditors the overall scope and specific plans for their respective audits.

     The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for Fiscal 2002, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company's independent auditors, PricewaterhouseCoopers LLP.

                                o    Roger J. Pearson
                                o    Thomas A. Brown, Sr.
                                o    Gus J. James, II

Independent Auditor Fees and Other Matters

Audit Fees.

     In Fiscal 2002, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $459,900 in fees and expenses for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during Fiscal 2002.

Financial Information Systems Design and Implementation Fees.

     In Fiscal 2002, PricewaterhouseCoopers LLP did not bill the Company for any fees and expenses in connection with financial information systems design or implementation, the operation of its information system or the management of its local area network.

All Other Fees.

     PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $1,397,520 in fees and expenses for other services rendered to the Company in Fiscal 2002. A substantial portion of these fees and expenses were for services traditionally provided by auditors, including work performed in connection with tax matters, due diligence procedures performed in connection with mergers and acquisitions and other financial consulting services.

Certain Relationships and Related Transactions

     The Company has retained the law firm of Kaufman & Canoles in connection with certain legal representations. Gus J. James II, a Director of the Company, is the President, Chairman and a shareholder of Kaufman & Canoles.

     On April 21, 2000, the Company purchased 20% of the outstanding common stock of Cortez III, for $1,550,000 in cash. F. Craig Wilson, a Director of the Company, is President, Chief Executive Officer and a member of the Board of Directors of Cortez III. Additionally, Steve R. Gibson, an Executive Vice President for the Company, President of the Workflow Printing Division and a member of the Company's Board of Directors, and James J. Maiwurm, also a member of the Company's Board of Directors, each serve on the Board of Directors of Cortez III. See "Compensation Committee Interlocks and Insider Participation" above. On January 2, 2001, the Company sold its interest in Cortez III to Mr. Wilson in exchange for a promissory note in the principal amount of $1,789,000. On December 20, 2001, the Company sold this promissory note to a third party in exchange for $1,600,000.

     On January 8, 1999, the Company entered into a ten-year lease, with a purchase option, for corporate office space in Palm Beach, Florida in a building partially owned by Thomas B. D'Agostino, Jr., a Director of the Company and the Company's Workflow Solutions Division President and his brother. The terms and conditions of the ten-year lease were based on the market value of the office space and, in management's opinion, were comparable to rents that would be charged by parties not affiliated with the Company. In connection with such lease, the Company entered into an agreement with the landlord's lender, Bank of America, N.A., and the landlord, pursuant to which the Company agreed to purchase the building at a discount in the event the landlord defaults on its financing arrangement with the lender. In Fiscal 2002, the Company contributed $10,854 for repairs and improvements to the office space and building. In connection with its restructuring plan, the Company negotiated an early termination of this lease, effective August 31, 2001. Monthly rent payments of $30,833 each were made during the four months of Fiscal 2002 prior to the termination of this lease. The landlord agreed to reimburse the Company for tenant improvements made to the premises in the aggregate amount of $1,200,000. $500,000 of such reimbursement was remitted upon termination of the lease and the remainder shall be disbursed in increments of $70,000 annually, for a period of ten years thereafter. In connection with the lease termination, the Company has remitted a broker fee of $300,000 to the broker responsible for locating the replacement tenant.

     On December 21, 1998, SFI, one of the Company's principal subsidiaries, entered into a ten-year lease with an entity owned in part by Thomas B. D'Agostino, Jr. and his brother for office space in Norfolk, Virginia. Monthly rent payments of $22,498 each were made in Fiscal 2002 for the office space. The terms and conditions of the lease are based on the market value of the office space and, in management's opinion, are comparable to rents that would be charged by parties not affiliated with the Company. In Fiscal 2002, the Company contributed $140,959 for repairs and improvements to the office space.

     During September 1998 and Fiscal 2001, pursuant to a program approved by the Board of Directors, the Company extended loans to certain of its key employees, including its executive officers and non-employee Directors, to finance the purchase by such persons of shares of Company Common Stock on the open market. The loans are evidenced by full recourse promissory notes bearing interest at 6.75% and 8.0% per annum. All principal and accrued interest under the loans become due and payable on January 2, 2003 and such amounts shall be forgiven in the event of a change of control of the Company prior to January 2, 2003, except for the note due from Ms. Amlie which is due and payable on February 1, 2003 and which will no longer be forgiven upon a change of control. In September of 2002, Mr. Maiwurm paid in full all amounts he owed to the Company pursuant to the 2000 Stock Loan Program See "Executive Compensation - Stock Loan Program." See also "Executive Compensation - Compensation of Directors."

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who beneficially own more than 10% of a registered class of equity securities of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the Securities and Exchange Commission ("SEC") and Nasdaq. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a) for Fiscal 2002 were met in a timely manner by its directors, officers and greater than 10% beneficial owners.

              PROPOSAL 2. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected and approved PricewaterhouseCoopers, LLP ("PWC") as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending April 30, 2003, and the Board of Directors desires that such appointment be ratified by the Company's stockholders. PWC audited the Company's financial statements for the fiscal years ended April 25, 1998, April 24, 1999, April 30, 2000, April 30, 2001 and April 30, 2002. A representative of PWC will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

OTHER MATTERS

     The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by the Proxy will be voted on such matters in accordance with the discretion of the holders of such Proxy.

SUBMISSION OF PROPOSALS AND OTHER MATTERS RELATED TO 2003 ANNUAL MEETING

     The next Annual Meeting of Stockholders will be held on or about September 29, 2003. Any stockholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company's proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than May 31, 2003. The deadline for stockholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is August 13, 2003. All such proposals and notifications should be sent to Thomas B. D'Agostino, Sr., President, Chairman of the Board and Chief Executive Officer, at 240 Royal Palm Way, Palm Beach, Florida 33480.

     Under the terms of the Company's amended Bylaws, August 13, 2003 is also the deadline for stockholders to notify the Company of an intention to nominate candidates for directors at the next Annual Meeting of Stockholders. Such nominations must comply with the notice provisions adopted by the Board of Directors and included in the Company's Bylaws. These notice provisions require that nominations by stockholders of director candidates set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (iv) a description of all arrangements or understandings between the stockholder or beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. Generally, nominations are required to be delivered to the Company not later than 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders.

GENERAL

     The Company's 2002 Annual Report to Stockholders accompanies this Proxy Statement. The 2002 Annual Report to Stockholders does not form any part of the material for the solicitation of Proxies. Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K for Fiscal 2002 (the "Form 10-K"), as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Michael L. Schmickle, Chief Financial Officer, Workflow Management, Inc., 240 Royal Palm Way, Palm Beach, Florida 33480.

             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY

                       By Order of the Board of Directors

                               September 27, 2002

                                     PROXY

P                           WORKFLOW MANAGEMENT, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
R              FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 28, 2002

O          The undersigned hereby appoints Thomas B. D'Agostino, Sr. and Gus J.
        James, II and each of them, jointly and severally, with power of
X substitution, to vote on all matters which may properly come before the 2002 Annual Meeting of Stockholders of Workflow Management, Inc., or
Y       any adjournment thereof.


                 (Continued and to be signed on reverse side.)



                                                                -------------
                                                                |SEE REVERSE|
                                                                |   SIDE    |
                                                                -------------

--------------------------------------------------------------------------------
                           [] FOLD AND DETACH HERE []






                         Please date, sign and mail your
                      proxy card back as soon as possible!



                         Annual Meeting of Stockholders
                           WORKFLOW MANAGEMENT, INC.

                                October 28, 2002

[X]  Please mark your
     vote as in this
     example.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2.


                 FOR   WITHHELD                                                                                FOR  AGAINST  ABSTAIN
1. Election of                    Nominees:                                                2. To ratify the
   Directors     [ ]     [ ]      01. Thomas A. Brown, Sr.         06. Gerald F. Mahoney      appointment of   [ ]    [ ]      [ ]
                                  02. Thomas B. D'Agostino, Sr.    07. James J. Maiwurm       Pricewaterhouse
                                  03. Thomas B. D'Agostino, Jr.    08. Roger J. Pearson       Coopers LLP as
For, except vote withheld from    04. Steve R. Gibson              09. Peter S. Redding       the Company's
the following nominee(s):         05. Gus J. James, II             10. F. Craig Wilson        independent
                                                                                              auditors for the
                                                                                              2003 fiscal year.
_______________________________


               If you plan to attend the Annual Meeting, please check here. [  ]

                               PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY. THANK YOU.


Signature of Stockholder(s)__________________________________ Date:_____________

     Note: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.


--------------------------------------------------------------------------------
                           [] FOLD AND DETACH HERE []

                           WORKFLOW MANAGEMENT, INC.

Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card.You will need your proxy card and Social Security number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote by Telephone:
---------------------
Using a touch-tone phone call Toll-free: 1-877-PRX-VOTE (1-877-779-8683)

To Vote by Internet:
--------------------
Log on to the Internet and go to the website: http://www.eproxyvote.com/work
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.


                        THANK YOU FOR VOTING YOUR SHARES.
                             YOUR VOTE IS IMPORTANT!

 Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.